Exhibit 10.46

QUESTCOR PHARMACEUTICALS, INC.

SERIES B PREFERRED SHAREHOLDER AGREEMENT AND WAIVER

     This Series B Preferred Shareholder Agreement and Waiver (this “Agreement”) is executed as of March 29, 2005 by Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), and the undersigned shareholders of the Company, being all of the holders of the outstanding shares of Series B Preferred Stock of the Company. Capitalized terms used and not defined herein shall have the meanings set forth in that certain Certificate of Determination of Series B Convertible Preferred Stock of the Company (the “Series B Certificate of Determination”).

     The Company and the undersigned agree to the following:

     1. For the period up to, but not including, March 31, 2006, each of the holders of the Series B Preferred Stock waives all rights under the Series B Certificate of Determination arising out of any Additional Dividend Event pursuant to clause (9) or clause (10) of the definition of Additional Dividend Event.

     2. Each holder of Series B Preferred Stock agrees that, with respect to dividends payable on April 1, 2005, July 1, 2005, October 1, 2005 and January 1, 2006, it shall accept as full and complete payment of all such dividend payments the issuance by the Company to them in a private placement of shares of the Company’s common stock having an aggregate value equal to the dividends otherwise payable on those dates. The Company shall issue such shares to the holders within three business days of the date hereof. The shares of common stock so issued shall be valued at fair market value based upon a ten-day weighted average trading price formula through the date hereof.

     3. The expiration date of the Warrants to purchase common stock held by the undersigned holders of, and acquired in connection with the issuance of, the Series B Preferred Stock shall be extended for one year, until January 15, 2008.

     4. Each of the undersigned shareholders hereby represents and warrants to the Company that (i) it has not sold, transferred or otherwise conveyed any shares of Series B Preferred Stock through the date hereof and (ii) the representations and warranties contained in Section 3 of their respective Subscription Agreement continue to be accurate and correct as of the date hereof and shall apply in full force and effect as though made with respect to the shares of Company common stock referenced in Section 2 above. Each of the undersigned shareholders hereby agrees that it may transfer its shares of Series B Preferred Stock only if it transfers such shares to a transferee that agrees in writing to be bound by the terms of this Agreement.

     5. Except as expressly set forth herein, the agreements and waivers contained in this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the holders of the Series B Preferred Stock, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series B Certificate of Determination, the Subscription Agreements and the Warrants, all of which shall continue in full force and effect.

     6. The agreements and waivers contained in this Agreement shall become effective upon the occurrence of all of the following: the execution of this Agreement by the Company and all of the holders of record of outstanding shares of Series B Preferred Stock and the delivery by the Company of copies of this Agreement as so executed to each of the undersigned shareholders.

     7. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

[Signatures Follow]

     IN WITNESS THEREOF, the Company and the undersigned shareholders have executed this Series B Preferred Shareholder Agreement and Waiver as of the date set forth above.

QUESTCOR PHARMACEUTICALS, INC.

By:	/s/ JAMES L. FARES

Name: James L. Fares Its: President and Chief Executive Officer

SHAREHOLDERS:

DELTA OPPORTUNITY FUND, LTD.

By: Diaz & Altschul Advisors, LLC, as Investment Advisor

By: /s/ ARTHUR G. ALTSCHUL, JR.

Name: Arthur G. Altschul, Jr. Title: Managing Member

DELTA OPPORTUNITY FUND
(INSTITUTIONAL), LLC

By: Diaz & Altschul Management, LLC, its Managing Member

By: /s/ ARTHUR G. ALTSCHUL, JR.

Name: Arthur G. Altschul, Jr. Title: Managing Member

CORPORATE OPPORTUNITIES FUND, L.P.

By: SMM Corporate Management, LLC, its General Partner

By: /s/ JAMES C. GALE

Name: James C. Gale Title: Chief Investment Dealer

CORPORATE OPPORTUNITIES FUND
(INSTITUTIONAL), L.P.

By: SMM Corporate Management, LLC, its General Partner

By: /s/ JAMES C. GALE

Name: James C. Gale Title: Chief Investment Dealer

MONTREUX EQUITY PARTNERS II SBIC, L.P.

By: Montreux Equity Management II SBIC, L.P., its General Partner

By: /s/ DANIEL K. TURNER, III

Name: Daniel K. Turner, III Title: Managing Member